Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated January 31, 2013

Product List

- Commodities
  - Broad Commodities
    - Broad Commodity ETFs
    - Broad Commodity ETNs
      - DEE
      - DYY
      - DDP
      - DPU
    - All Broad Based Products
  - Agriculture
  - Metals
  - Energy
  - All Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
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- Sovereign Debt

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Commodities » Broad Commodities » Broad Commodity ETNs

Broad Commodity ETNs

When it comes to investors accessing a variety of commodities, Deutsche Bank's db-X Group offers sophisticated investors a choice of convenient products. db-X offers four different exchange traded notes (ETNs) – the PowerShares DB Commodity Double Short ETN (ticker: DEE), Powershares DB Commodity Double Long ETN (ticker: DYY), PowerShares DB Commodity Short ETN (ticker: DDP), and PowerShares DB Commodity Long ETN (ticker: DPU). These products are based on Deutsche Bank's proprietary Liquid Commodity Index that seeks to provide exposure to commodity futures contracts relating to six commodities – wheat, corn, light sweet crude oil, heating oil, gold and aluminum. The Long and Double Long ETNs employ Deutsche Bank's proprietary Optimum Yield technology – click here to learn more about Optimum Yield. For more information on how you can meet your investment goals with the help of the db-X Group, investigate the specific products on this website. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

DDP ETN

PowerShares DB Commodity Short ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $5,785,516.85
Download Prospectus »

The PowerShares DB Commodity Short ETN (Symbol: DDP) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 01:10 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DEE ETN

PowerShares DB Commodity Double Short ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $2,463,712.08
Download Prospectus »

The PowerShares DB Commodity Double Short ETN (Symbol: DEE) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 01:10 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

$0.00	$0.00 (0.00%)	0

DPU
ETN

PowerShares DB Commodity Long ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $5,730,772.80

Download Prospectus »

The PowerShares DB Commodity Long ETN (Symbol: DPU) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield™ Excess Return
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:51 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DYY
ETN

PowerShares DB Commodity Double Long ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $10,358,701.76

Download Prospectus »

The PowerShares DB Commodity Double Long ETN (Symbol: DYY) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield™ Excess Return
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:53 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the offering of exchange-traded notes (ETN"s) to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Product List

- Commodities
  - Broad Commodities
  - Agriculture
    - Agriculture ETFs
    - Agriculture ETNs
      - ADZ
      - AGA
      - AGF
      - DAG
      - DEE
      - DYY
      - DPU
      - DDP
      - All Agriculture ETNs
    - All Agriculture Products
  - Metals
  - Energy
  - All Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

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Commodities » Agriculture » Agriculture ETNs

Agriculture ETNs

db-X's agriculture exchange traded notes (ETNs) provide a way for investors to participate in the dynamic agricultural commodities market. db-X's PowerShares DB Agriculture ETNs are the first exchange traded products that provide investors with a cost effective and convenient way to take a short or leveraged view on the performance of the agriculture sector. All of the PowerShares DB Agriculture ETNs are based on a total return version of Deutsche Bank's Liquid Commodity Index – Optimum Yield Agriculture. The index is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar. For more information on db-X Agriculture ETNs, see the individual products for more details. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

ADZ ETN

PowerShares DB Agriculture Short ETN

Inception Date 04/14/2008 - **Total Notes Outstanding** $1,687,070

Download Prospectus »

The PowerShares DB Agriculture Short ETN (Symbol: ADZ), is part of the "PowerShares DB Agriculture ETNs" collection. PowerShares DB Agriculture ETNs are the first exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of the agriculture sector.

All of the PowerShares DB Agriculture Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Agriculture™, which is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture
Yearly Investor Fee	0.75%

Market price 22-Jan-2013 03:58 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

AGA ETN

PowerShares DB Agriculture Double Short ETN

Inception Date 04/14/2008 - **Total Notes Outstanding** $4,970,353

Download Prospectus »

The PowerShares DB Agriculture Double Short ETN (Symbol: AGA), is part of the "PowerShares DB Agriculture ETNs" collection. PowerShares DB Agriculture ETNs are the first exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of the agriculture sector.

All of the PowerShares DB Agriculture Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Agriculture™, which is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:41 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

AGF

PowerShares DB Agriculture Long ETN

ETN

Inception Date 04/14/2008 - **Total Notes Outstanding** $7,680,170

Download Prospectus »

The PowerShares DB Agriculture Long ETN (Symbol: AGF), is part of the "PowerShares DB Agriculture ETNs" collection. PowerShares DB Agriculture ETNs are the first exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of the agriculture sector.

All of the PowerShares DB Agriculture Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Agriculture™, which is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 02:28 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DAG
ETN

PowerShares DB Agriculture Double Long ETN

Inception Date 04/14/2008 - **Total Notes Outstanding** $38,814,061

Download Prospectus »

The PowerShares DB Agriculture Double Long ETN (Symbol: DAG) is part of the "PowerShares DB Agriculture ETNs" collection. PowerShares DB Agriculture ETNs are the first exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of the agriculture sector.

All of the PowerShares DB Agriculture Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture™, which is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:59 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DDP
ETN

PowerShares DB Commodity Short ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $5,785,516.85

Download Prospectus »

The PowerShares DB Commodity Short ETN (Symbol: DDP) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 01:18 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DEE
ETN

PowerShares DB Commodity Double Short ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $2,483,712.08

Download Prospectus »

The PowerShares DB Commodity Double Short ETN (Symbol: DEE) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 01:10 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DPU ETN

PowerShares DB Commodity Long ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $5,730,772.80

Download Prospectus »

The PowerShares DB Commodity Long ETN (Symbol: DPU) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield™ Excess Return
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:51 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DYY ETN

PowerShares DB Commodity Double Long ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $10,358,701.78

Download Prospectus »

The PowerShares DB Commodity Double Long ETN (Symbol: DYY) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield™ Excess Return
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:53 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the offering of exchange-traded notes (ETN's) to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
  - Broad Commodities
  - Agriculture
  - Metals
    - Metal ETNs
      - DDP
      - DPU
      - BDD
      - DGZ
      - DGP
      - DYY
      - DEE
      - DZZ
      - BOM
      - BOS
      - BDG
      - All Metal ETNs
    - Metal ETFs
    - All Metals Products
  - Energy
  - All Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Commodities » Metals » Metal ETNs

Metal ETNs

db X-trackers' suite of metals ETNs are the first exchange traded products to provide investors with a convenient and cost effective way to take a long, short or leveraged position in many of the world's most liquid and heavily traded precious and base metals including gold, silver, aluminum, copper and zinc.

Gold investors may choose to invest in one or more of these db X-trackers ETNs: the PowerShares DB Gold Double Long ETN (ticker: DGP), PowerShares DB Gold Short ETN (ticker: DGZ) and the PowerShares DB Double Short ETN (ticker: DZZ). All of the db X-trackers' Gold ETNs are driven by Deutsche Bank's proprietary Optimum Yield technology, and are designed to provide investors access to the gold market.

Investors seeking access to the base metals sector may choose to invest in one or more of these ETNs: PowerShares DB Base Metals Long ETN (ticker: BDG), the PowerShares DB Base Metals Double Long ETN (ticker: BDD), PowerShares DB Base Short Metals ETN (ticker: BOS), and the PowerShares Double Short ETN (ticker: BOM). db X-trackers' base metal ETNs are also powered by Deutsche Bank's proprietary Optimum Yield technology, designed to provide investors with access to the most important and liquid industrial metals: aluminum, copper and zinc.

Click on any product's individual page for more details on db X-trackers suite of metal ETNs. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

BDD ETN

PowerShares DB Base Metals Double Long ETN

Inception Date 06/16/2008 - **Total Notes Outstanding** $5,645,193

Download Prospectus »

The PowerShares DB Base Metals Double Long ETN (Symbol: BDD) is part of the PowerShares DB Base Metals ETNs collection. PowerShares DB Base Metals ETNs are the first U.S. exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of base metals.

All of the PowerShares DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc.

Index	Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals
Yearly Investor Fee	0.75%

Market price 1/30/2013	Change	Volume
$11.21	$0.53 (5.00%)	12,160

BDG ETN

PowerShares DB Base Metals Long ETN

Inception Date 06/16/2008 - **Total Notes Outstanding** $1,531,785

Download Prospectus »

ThePowerShares DB Base Metals Long ETN (Symbol: BDG) is part of the PowerShares DB Base Metals ETNs collection. PowerShares DB Base Metals ETNs are the first U.S. exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of base metals.

All of the PowerShares DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc.

Index	Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals
Yearly Investor Fee	0.75%

Market price 1/4/2013	Change	Volume

$0.00	$0.00 (0.00%)	0

BOM
ETN

PowerShares DB Base Metals Double Short ETN

Inception Date 06/16/2008 - **Total Notes Outstanding** $5,811,202

Download Prospectus »

The PowerShares DB Base Metals Double Short ETN (Symbol: BOM) is part of the PowerShares DB Base Metals ETNs collection. PowerShares DB Base Metals ETNs are the first U.S. exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of base metals.

All of the PowerShares DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc.

Index	Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 11:51 AM	Change	Volume
$0.00	$0.00 (0.00%)	0

BOS
ETN

PowerShares DB Base Metals Short ETN

Inception Date 06/16/2008 - **Total Notes Outstanding** $5,094,300

Download Prospectus »

PowerShares DB Base Metals Short ETN (Symbol: BOS) is part of the PowerShares DB Base Metals ETNs collection. PowerShares DB Base Metals ETNs are the first U.S. exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of base metals.

All of the PowerShares DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc.

Index	Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 09:41 AM	Change	Volume
$0.00	$0.00 (0.00%)	0

DDP
ETN

PowerShares DB Commodity Short ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $5,785,516.85

Download Prospectus »

The PowerShares DB Commodity Short ETN (Symbol: DDP) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 01:16 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

PowerShares DB Commodity Double Short

Inception Date 04/28/2008 - **Total Notes Outstanding** $2,463,712.08

Download Prospectus »

The PowerShares DB Commodity Double Short ETN (Symbol: DEE) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 01:10 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

PowerShares DB Gold Double Long ETN

Inception Date 02/27/2008 - **Total Notes Outstanding** $443,129,073

Download Prospectus »

The PowerShares DB Gold Double Long ETN (Symbol: DGP), and (collectively, the PowerShares DB Gold ETNs) are the first Exchange Traded Notes that provide investors with a cost-effective and convenient way to take a short or leveraged view on the performance of gold.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield™ Gold
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:59 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

PowerShares DB Gold Short ETN

Inception Date 02/27/2008 - **Total Notes Outstanding** $18,192,159

Download Prospectus »

PowerShares DB Gold Short ETN (Symbol: DGZ) is part of the PowerShares DB Gold ETN collection. PowerShares DB Gold Exchange Traded Notes are the first exchange-traded products that provide investors with a cost-effective and convenient way to take a short or leveraged view on the performance of gold.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield™ Gold
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:59 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

PowerShares DB Commodity Long ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $5,730,772.80

Download Prospectus »

The PowerShares DB Commodity Long ETN (Symbol: DPU) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield™ Excess Return
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:51 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DYY
ETN

PowerShares DB Commodity Double Long ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $10,358,701.78

Download Prospectus »

The PowerShares DB Commodity Double Long ETN (Symbol: DYY) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield™ Excess Return
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:53 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DZZ
ETN

PowerShares DB Gold Double Short ETN

Inception Date 02/27/2008 - **Total Notes Outstanding** $57,143,517

Download Prospectus »

The PowerShares DB Gold Double Short ETN (Symbol: DZZ) is part of the PowerShares DB Gold ETN collection. PowerShares DB Gold Exchange Traded Notes are the first exchange-traded products that provide investors with a cost-effective and convenient way to take a short or leveraged view on the performance of gold.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield™ Gold
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:59 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the offering of exchange-traded notes (ETN's) to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
  - Broad Commodities
  - Agriculture
  - Metals
  - Energy
    - Energy ETNs
      - DPU
      - DDP
      - DYY
      - DEE
      - DTO
      - OLO
      - SZO
      - All Energy ETNs
    - Energy ETFs
    - All Energy Products
  - All Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

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Commodities » Energy » Energy ETNs

Energy ETNs

Energy is a commodity sector that offers investors opportunities for investment and portfolio diversification. db-X's energy ETNs provide investors with a convenient and cost-effective way to invest in the energy markets from the convenience of their brokerage accounts. db-X's PowerShares DB Crude Oil Long Exchange Traded Note (ticker: OLO), PowerShares DB Crude Oil Short Exchange Traded Note (ticker: SZO) and PowerShares DB Crude Double Short Exchange Traded Note (ticker: DTO) are the first U.S. exchange traded products to provide investors with a way to take a long, short or leveraged view on the performance of the crude oil markets. The long ETN uses Deutsche Bank's proprietary Optimum Yield technology to provide investors with access to the world's most important energy market, while the single short and leverage short ETNs give investors the tools to express bearish views on the crude oil markets.

For investors seeking a diversified commodity investment with exposure to the energy markets, db-X offers the PowerShares DB Commodity Long ETN (ticker: DPU), the PowerShares DB Commodity Double Long ETN (ticker: DYY), the PowerShares DB Commodity Short ETN (ticker: DDP) and the PowerShares DB Commodity Double Short ETN (ticker: DEE).

Click on any product's individual page for more details on db-X's suite of energy ETN products. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

DDP ETN

PowerShares DB Commodity Short ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $5,608,992

Download Prospectus »

The PowerShares DB Commodity Short ETN (Symbol: DDP) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 01:18 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DEE ETN

PowerShares DB Commodity Double Short ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $2,336,118

Download Prospectus »

The PowerShares DB Commodity Double Short ETN (Symbol: DEE) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index

Yearly Investor Fee	0.75%

Market price 29-Jan-2013 01:10 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DPU ETN

PowerShares DB Commodity Long ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $5,881,062

Download Prospectus »

The PowerShares DB Commodity Long ETN (Symbol: DPU) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield™ Excess Return
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:51 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DTO ETN

PowerShares DB Crude Oil Double Short ETN

Inception Date 06/16/2008 - **Total Notes Outstanding** $70,963,021

Download Prospectus »

The PowerShares DB Crude Oil Double Short ETN (Symbol: DTO) is part of the PowerShares DB Crude Oil ETN collection. PowerShares DB Crude Oil Exchange Traded Notes are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of an oil-based commodity index.

Index	Deutsche Bank Liquid Commodity Index - Light Crude
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:59 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DYY ETN

PowerShares DB Commodity Double Long ETN

Inception Date 04/28/2008 - **Total Notes Outstanding** $10,914,909

Download Prospectus »

The PowerShares DB Commodity Double Long ETN (Symbol: DYY) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index	Deutsche Bank Liquid Commodity Index - Optimum Yield™ Excess Return
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 03:53 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

OLO ETN

PowerShares DB Crude Oil Long ETN

Inception Date 06/16/2008 - **Total Notes Outstanding** $13,014,666

Download Prospectus »

The PowerShares DB Crude Oil Long ETN (Symbol: OLO) is part of the "PowerShares DB Crude Oil ETN" collection. PowerShares DB Crude Oil Exchange Traded Notes are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of an oil-based commodity index.

Index	Deutsche Bank Liquid Commodity Index – Optimum Yield™ Crude Oil
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 01:09 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

SZO ETN

PowerShares DB Crude Oil Short ETN

Inception Date 06/16/2008 - **Total Notes Outstanding** $7,338,618

Download Prospectus »

PowerShares DB Crude Oil Short ETN (Symbol: SZO) is part of the PowerShares DB Crude Oil ETN collection. PowerShares DB Crude Oil Exchange Traded Notes are the first U.S. exchange-traded products that provide investors with a cost- effective and convenient way to take a long, short or leveraged view on the performance of an oil-based commodity index.

Index	Deutsche Bank Liquid Commodity Index - Light Crude
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 01:58 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the offering of exchange-traded notes (ETN's) to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
- Currencies
  - Currency ETFs
  - Currency ETNs
    - UDNT
    - UUPT
    - All Currency ETNs
  - All Currency Products
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

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call 1-877-369-4617 or submit a request.

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Currencies » Currency ETNs

Currency ETNs

For investors who wish to take a long or a short position on the direction of the dollar, Deutsche Bank's db-X Group offers a collection currency exchange traded notes (ETNs). These currency ETNs are the first exchange-traded products to provide investors with leveraged exposure to the performance of the U.S. dollar. db-X's PowerShares DB 3x Long US Dollar Index (ticker: UUPT) is designed to measure a leveraged long investment in U.S. dollar versus a basket of international currencies while db-X's PowerShares DB 3x Short US Dollar Index Futures (ticker: UDNT) is designed to provide investors with a tool to express a short leveraged investment in the U.S. dollar versus the same basket.

Click on any product's individual page for more details on db-X currency ETN's. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

UDNT ETN

PowerShares DB 3x Short US Dollar Index Futures ETN

Inception Date 05/23/2011 - **Total Notes Outstanding** $1,760,370

Download Prospectus »

The PowerShares DB 3x Short US Dollar Index Futures ETN (UUPT) is part of the "PowerShares DB US Dollar Futures ETN" collection. PowerShares DB US Dollar Futures Exchange Traded Notes are the first exchange-traded products to provide investors with leveraged exposure to a U.S. dollar futures index.

The PowerShares DB US Dollar Futures ETNs are based on the Deutsche Bank Long U.S. Dollar Index® (USDX) Futures Index Excess Return™ (the "USDX Futures Index"), which is intended to measure the performance of a long investment in US Dollar Index Futures.

Index	Deutsche Bank Long U.S. Dollar Index® (USDX) Futures Index – Excess Return
Yearly Investor Fee	0.95%

Market price 29-Jan-2013 03:14 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

UUPT ETN

PowerShares DB 3x Long US Dollar Index Futures ETN

Inception Date 05/23/2011 - **Total Notes Outstanding** $3,952,100

Download Prospectus »

The PowerShares DB 3x Long US Dollar Index Futures ETN (UUPT) is part of the "PowerShares DB US Dollar Futures ETN" collection. PowerShares DB US Dollar Futures ETNs are the first exchange-traded products to provide investors with leveraged exposure to a U.S. dollar futures index.

The PowerShares DB US Dollar Futures Exchange Traded Notes are based on the Deutsche Bank Long U.S. Dollar Index® (USDX) Futures Index Excess Return™ (the "USDX Futures Index"), which is intended to measure the performance of a long investment in US Dollar Index Futures.

Index	Deutsche Bank Long U.S. Dollar Index® (USDX) Futures Index – Excess Return
Yearly Investor Fee	0.95%

Market price 29-Jan-2013 11:36 AM	Change	Volume
$0.00	$0.00 (0.00%)	0

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares,

when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Terms & Conditions | Privacy | News & Press Releases

Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the offering of exchange-traded notes (ETN"s) to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

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To speak with a representative,
call 1-877-369-4617 or submit a request.

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Fixed Income » Sovereign Debt Fixed Income Products

Sovereign Debt Fixed Income Products

Deutsche Bank's db-X Group offers fixed income investors an opportunity to take a position on the sovereign debt of some of the world's largest economies through db-X's sovereign debt fixed income ETNs. U.S. Treasury ETNs (tickers: LBND and SBND) allow investors to take long or short view on the performance of U.S. Treasury bond futures. Or investors can choose from db-X's suite of international sovereign bond future ETNs. These ETNs are the first exchange traded products to provide a 1x long and 3x long returns of sovereign bond futures from Germany (tickers: BUNT, BUNL), Japan (tickers: JGBT, JGBL) or Italy (tickers: ITLT, ITLY).

For more information on all of the db-X fixed income sovereign debt ETNs, click on the individual products for all the details. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

BUNL ETN

PowerShares DB German Bund Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $8,250,900

Download Prospectus »

The PowerShares DB German Bund Futures ETN (Symbol: BUNL) is part of the "PowerShares DB German Bund Futures ETNs" collection. PowerShares DB German Bund Futures ETNs are the first exchange- traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a German bond futures index.

The PowerShares DB German Bund Futures Exchange Traded Notes are based on the DB USD Bund Futures Index (the "Bund Futures Index") which is intended to measure the performance of a long position in Euro-Bund Futures.

Index	DB USD Bund Futures Index
Yearly Investor Fee	0.50%

Market price 28-Jan-2013 03:50 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

BUNT ETN

PowerShares DB 3x German Bund Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $11,260,479

Download Prospectus »

The PowerShares DB 3x German Bund Futures Exchange Traded Notes (Symbol: BUNT) is part of the "PowerShares DB German Bund Futures ETNs" collection. PowerShares DB German Bund Futures ETNs are the first exchange- traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a German bond futures index.

The PowerShares DB German Bund Futures ETNs are based on the DB USD Bund Futures Index (the "Bund Futures Index") which is intended to measure the performance of a long position in Euro-Bund Futures.

Index	DB USD Bund Futures Index
Yearly Investor Fee	0.95%

Market price 28-Jan-2013 02:36 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DEFL ETN

PowerShares DB Deflation ETN

Inception Date 12/05/2011 - **Total Notes Outstanding** $3,721,272

ETN **Inception Date** 12/05/2011 - **Total Notes Outstanding** $5,721,272
Download Prospectus »

The PowerShares DB US Deflation ETN (Symbol: DEFL) (the "Deflation ETNs") is the first exchange-traded product to provide investors with direct exposure to US deflation expectations.

The Deflation Exchange Traded Notes are based on the DBIQ Duration-Adjusted Deflation Index (the "short inflation index") which is intended to capture movements, whether up or down, in US deflation expectations.

Index	DBIQ Duration-Adjusted Deflation Index
Yearly Investor Fee	0.75%

Market price 16-Jan-2013 02:16 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

INFL
ETN

PowerShares DB Inflation ETN

Inception Date 12/05/2011 - **Total Notes Outstanding** $4,104,576
Download Prospectus »

The PowerShares DB US Inflation ETN (Symbol:INFL)(the "Inflation ETNs") is the first exchange-traded product to provide investors with direct exposure to US inflation expectations.

The Inflation Exchange Traded Notes are based on the DBIQ Duration-Adjusted Inflation Index (the "long inflation index") which is intended to capture movements, whether up or down, in US inflation expectations.

Index	DBIQ Duration-Adjusted Inflation Index
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 09:30 AM	Change	Volume
$0.00	$0.00 (0.00%)	0

ITLT
ETN

PowerShares DB 3x Italian Treasury Bond Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $11,317,215
Download Prospectus »

The PowerShares DB 3x Italian Treasury Bond Futures ETN (Symbol: ITLT) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures Exchange Traded Notes are the first exchange- traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index.

The PowerShares DB BTP Futures ETNs are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.

Index	DB USD BTP Futures Index
Yearly Investor Fee	0.95%

Market price 29-Jan-2013 03:16 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

ITLY
ETN

PowerShares DB Italian Treasury Bond Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $6,498,420
Download Prospectus »

The PowerShares DB Italian Treasury Bond Futures ETN (Symbol: ITLY) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures Exchange Traded Notes are the first exchange- traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index.

The PowerShares DB BTP Futures ETNs are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.

Index	DB USD BTP Futures Index
Yearly Investor Fee	0.50%

Market price 29-Jan-2013 01:57 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

JGBD
ETN

PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

Inception Date 11/08/2011 - **Total Notes Outstanding** $20,473,727

Download Prospectus »

The PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN (Symbol: JGBD) is part of the "PowerShares DB Inverse JGB Futures ETN" collection. PowerShares DB Inverse JGB Futures Exchange Traded Notes are the first exchange-traded products to provide investors with short leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index.

Index	DB USD Inverse JGB Futures Index
Yearly Investor Fee	0.95%

Market price 29-Jan-2013 03:59 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

JGBL
ETN

PowerShares DB Japanese Govt Bond Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $5,201,000

Download Prospectus »

PowerShares DB Japanese Govt Bond Futures ETN (Symbol: JGBL) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures Exchange Traded Notes are the first exchange-traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

The PowerShares DB JGB Futures ETNs are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures.

Index	DB USD JGB Futures Index
Yearly Investor Fee	0.50%

Market price 08-Jan-2013 11:07 AM	Change	Volume
$0.00	$0.00 (0.00%)	0

JGBS
ETN

PowerShares DB Inverse Japanese Govt Bond Futures ETN

Inception Date 11/08/2011 - **Total Notes Outstanding** $22,843,175

Download Prospectus »

The PowerShares DB Inverse Japanese Govt Bond Futures ETN (Symbol: JGBS) is part of the "PowerShares DB Inverse JGB Futures ETN" collection. PowerShares DB Inverse JGB Futures Exchange Traded Notes are the first exchange-traded products to provide investors with short leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index.

Index	DB USD Inverse JGB Futures Index
Yearly Investor Fee	0.50%

Market price 29-Jan-2013 03:30 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

JGBT
ETN

PowerShares DB 3x Japanese Govt Bond Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $4,534,000

Download Prospectus »

The PowerShares DB 3x Japanese Govt Bond Futures ETNs (Symbol: JGBT) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures Exchange Traded Notes are the first exchange-traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

The PowerShares DB JGB Futures ETNs are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures.

Index	DB USD JGB Futures Index
Yearly Investor Fee	0.95%

Market price 28-Jan-2013 10:09 AM	Change	Volume
$0.00	$0.00 (0.00%)	0

LBND ETN

PowerShares DB 3x Long 25+ Year Treasury Bond ETN

Inception Date 06/28/2010 - **Total Notes Outstanding** $29,598,103

Download Prospectus »

The PowerShares DB 3x Long 25+ Year Treasury Bond ETN (Symbol: LBND) is part of the "PowerShares DB U.S. Treasury ETN" collection. PowerShares DB U.S. Treasury Exchange Traded Notes are the first exchange-traded products that provide investors with a cost- effective and convenient way to take a leveraged view on the performance of a U.S. Treasury bond futures index.

The PowerShares DB U.S. Treasury ETNs are based on the DB Long U.S. Treasury Bond Futures Index and the DB Short U.S. Treasury Bond Futures Index, which measure the performance of a long or short investment in the CBOT Ultra T-Bond futures.

Index	DB Long U.S. Treasury Bond Futures Index
Yearly Investor Fee	0.95%

Market price 29-Jan-2013 01:08 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

SBND ETN

PowerShares DB 3x Short 25+ Year Treasury Bond ETN

Inception Date 06/28/2010 - **Total Notes Outstanding** $39,501,595

Download Prospectus »

The PowerShares DB 3x Short 25+ Year Treasury Bond ETN (Symbol: SBND) is part of the "PowerShares DB U.S. Treasury ETN" collection. PowerShares DB U.S. Treasury Exchange Traded Notes are the first exchange-traded products that provide investors with a cost- effective and convenient way to take a leveraged view on the performance of a U.S. Treasury bond futures index.

The PowerShares DB U.S. Treasury ETNs are based on the DB Long U.S. Treasury Bond Futures Index and the DB Short U.S. Treasury Bond Futures Index, which measure the performance of a long or short investment in the CBOT Ultra T-Bond futures.

Index	DB Short U.S. Treasury Bond Futures Index
Yearly Investor Fee	0.95%

Market price 29-Jan-2013 03:57 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the offering of exchange-traded notes (ETN's) to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon

an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
  - Sovereign Debt Fixed Income Products
  - Fixed Income ETNs
    - ITLT
    - BUNT
    - JGBT
    - LBND
    - JGBD
    - SBND
    - BUNL
    - INFL
    - ITLY
    - JGBL
    - DEFL
    - JGBS
    - All Fixed Income ETNs
  - Fixed Income ETFs
  - Domestic Fixed Income Products
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

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To speak with a representative,
call 1-877-369-4617 or submit a request.

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Fixed Income » Fixed Income ETNs

Fixed Income ETNs

Deutsche Bank's db-X Group, a global leader in exchange-traded products with offerings in the United States, Europe, Asia and Latin America, continues to bring investors fixed income strategies in a convenient package via its exchange traded notes (ETNs).

db-X's U.S. Treasury ETNs (tickers: LBND, SBND) are the first set of exchange traded products to provide investors with a cost-effective and convenient way to take a leveraged view on the performance of the long dated U.S. Treasury bond futures. Fixed income investors can also choose to invest from a number of db-X's international fixed income ETNs which provide exposure to international fixed income markets. These ETNs are the first exchange traded products to provide leveraged and unleveraged exposure to the U.S. dollar value of the returns of German (tickers: BUNT, BUNL), Japanese (tickers: JGBT, JGBL) and Italian (tickers: ITLT, ITLY) bond futures.

Click on any product's individual page for more details on db-X's fixed income ETN investments. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

BUNL ETN

PowerShares DB German Bund Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $8,250,900

Download Prospectus »

The PowerShares DB German Bund Futures ETN (Symbol: BUNL) is part of the "PowerShares DB German Bund Futures ETNs" collection. PowerShares DB German Bund Futures ETNs are the first exchange- traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a German bond futures index.

The PowerShares DB German Bund Futures Exchange Traded Notes are based on the DB USD Bund Futures Index (the "Bund Futures Index") which is intended to measure the performance of a long position in Euro-Bund Futures.

Index	DB USD Bund Futures Index
Yearly Investor Fee	0.50%

Market price 28-Jan-2013 03:50 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

BUNT ETN

PowerShares DB 3x German Bund Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $11,260,479

Download Prospectus »

The PowerShares DB 3x German Bund Futures Exchange Traded Notes (Symbol: BUNT) is part of the "PowerShares DB German Bund Futures ETNs" collection. PowerShares DB German Bund Futures ETNs are the first exchange- traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a German bond futures index.

The PowerShares DB German Bund Futures ETNs are based on the DB USD Bund Futures Index (the "Bund Futures Index") which is intended to measure the performance of a long position in Euro-Bund Futures.

Index	DB USD Bund Futures Index
Yearly Investor Fee	0.95%

Market price 28-Jan-2013 02:38 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DEFL ETN

PowerShares DB Deflation ETN

Inception Date 12/05/2011 - **Total Notes Outstanding** $3,721,272

Download Prospectus »

The PowerShares DB US Deflation ETN (Symbol: DEFL) (the "Deflation ETNs") is the first exchange-traded product to provide investors with direct exposure to US deflation expectations.

The Deflation Exchange Traded Notes are based on the DBIQ Duration-Adjusted Deflation Index (the "short inflation index") which is intended to capture movements, whether up or down, in US deflation expectations.

Index	DBIQ Duration-Adjusted Deflation Index
Yearly Investor Fee	0.75%

Market price 18-Jan-2013 02:15 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

INFL ETN

PowerShares DB Inflation ETN

Inception Date 12/05/2011 - **Total Notes Outstanding** $4,104,576

Download Prospectus »

The PowerShares DB US Inflation ETN (Symbol:INFL)(the "Inflation ETNs") is the first exchange-traded product to provide investors with direct exposure to US inflation expectations.

The Inflation Exchange Traded Notes are based on the DBIQ Duration-Adjusted Inflation Index (the "long inflation index") which is intended to capture movements, whether up or down, in US inflation expectations.

Index	DBIQ Duration-Adjusted Inflation Index
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 09:30 AM	Change	Volume
$0.00	$0.00 (0.00%)	0

ITLT ETN

PowerShares DB 3x Italian Treasury Bond Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $11,317,215

Download Prospectus »

The PowerShares DB 3x Italian Treasury Bond Futures ETN (Symbol: ITLT) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures Exchange Traded Notes are the first exchange- traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index.

The PowerShares DB BTP Futures ETNs are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.

Index	DB USD BTP Futures Index
Yearly Investor Fee	0.95%

Market price 29-Jan-2013 03:15 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

ITLY ETN

PowerShares DB Italian Treasury Bond Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $8,498,420

Download Prospectus »

The PowerShares DB Italian Treasury Bond Futures ETN (Symbol: ITLY) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures Exchange Traded Notes are the first exchange- traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index.

The PowerShares DB BTP Futures ETNs are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.

Index	DB USD BTP Futures Index
Yearly Investor Fee	0.50%

Market price 29-Jan-2013 01:57 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

JGBD ETN

PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

Inception Date 11/08/2011 - **Total Notes Outstanding** $20,473,727

Download Prospectus »

The PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN (Symbol: JGBD) is part of the "PowerShares DB Inverse JGB Futures ETN" collection. PowerShares DB Inverse JGB Futures Exchange Traded Notes are the first exchange-traded products to provide investors with short leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index.

Index	DB USD Inverse JGB Futures Index
Yearly Investor Fee	0.95%

Market price 29-Jan-2013 03:59 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

JGBL ETN

PowerShares DB Japanese Govt Bond Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $5,201,000

Download Prospectus »

PowerShares DB Japanese Govt Bond Futures ETN (Symbol: JGBL) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures Exchange Traded Notes are the first exchange-traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

The PowerShares DB JGB Futures ETNs are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures.

Index	DB USD JGB Futures Index
Yearly Investor Fee	0.50%

Market price 08-Jan-2013 11:07 AM	Change	Volume
$0.00	$0.00 (0.00%)	0

JGBS ETN

PowerShares DB Inverse Japanese Govt Bond Futures ETN

Inception Date 11/08/2011 - **Total Notes Outstanding** $22,843,175

Download Prospectus »

The PowerShares DB Inverse Japanese Govt Bond Futures ETN (Symbol: JGBS) is part of the "PowerShares DB Inverse JGB Futures ETN" collection. PowerShares DB Inverse JGB Futures Exchange Traded Notes are the first exchange-traded products to provide investors with short leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index.

Index	DB USD Inverse JGB Futures Index
Yearly Investor Fee	0.50%

Market price 29-Jan-2013 03:30 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

JGBT ETN

PowerShares DB 3x Japanese Govt Bond Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $4,534,000

Download Prospectus »

The PowerShares DB 3x Japanese Govt Bond Futures ETNs (Symbol: JGBT) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures Exchange Traded Notes are the first exchange-traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

The PowerShares DB JGB Futures ETNs are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures.

Index	DB USD JGB Futures Index
Yearly Investor Fee	0.95%

Market price 28-Jan-2013 10:09 AM	Change	Volume
$0.00	$0.00 (0.00%)	0

LBND ETN — PowerShares DB 3x Long 25+ Year Treasury Bond ETN

Inception Date 06/28/2010 - **Total Notes Outstanding** $29,598,103

Download Prospectus »

The PowerShares DB 3x Long 25+ Year Treasury Bond ETN (Symbol: LBND) is part of the "PowerShares DB U.S. Treasury ETN" collection. PowerShares DB U.S. Treasury Exchange Traded Notes are the first exchange-traded products that provide investors with a cost- effective and convenient way to take a leveraged view on the performance of a U.S. Treasury bond futures index.

The PowerShares DB U.S. Treasury ETNs are based on the DB Long U.S. Treasury Bond Futures Index and the DB Short U.S. Treasury Bond Futures Index, which measure the performance of a long or short investment in the CBOT Ultra T-Bond futures.

Index	DB Long U.S. Treasury Bond Futures Index
Yearly Investor Fee	0.95%

Market price 29-Jan-2013 01:08 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

SBND ETN — PowerShares DB 3x Short 25+ Year Treasury Bond ETN

Inception Date 06/28/2010 - **Total Notes Outstanding** $39,501,595

Download Prospectus »

The PowerShares DB 3x Short 25+ Year Treasury Bond ETN (Symbol: SBND) is part of the "PowerShares DB U.S. Treasury ETN" collection. PowerShares DB U.S. Treasury Exchange Traded Notes are the first exchange-traded products that provide investors with a cost- effective and convenient way to take a leveraged view on the performance of a U.S. Treasury bond futures index.

The PowerShares DB U.S. Treasury ETNs are based on the DB Long U.S. Treasury Bond Futures Index and the DB Short U.S. Treasury Bond Futures Index, which measure the performance of a long or short investment in the CBOT Ultra T-Bond futures.

Index	DB Short U.S. Treasury Bond Futures Index
Yearly Investor Fee	0.95%

Market price 29-Jan-2013 03:57 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt
  - BUNT
  - ITLT
  - JGBT
  - LBND
  - JGBD
  - SBND
  - BUNL
  - INFL
  - ITLY
  - JGBL
  - DEFL
  - JGBS
  - All Sovereign Debt Products

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Sovereign Debt

Sovereign Debt

Sovereign Debt

db-X's PowerShares DB sovereign debt exchange traded notes (ETNs) are the first exchange traded products to provide investors with a convenient and cost-effective way to take a long, short or leveraged view of the performance of some of the major international sovereign bond markets. The ETNs are designed to track futures contracts tied to the performance of the sovereign bonds of Germany, Italy and Japan. These ETNs also provide the returns from U.S. Treasury Bills and reinvest these returns into the ETNs. For each of the three countries, Deutsche Bank offers a long and 3x long version of the ETNs (tickers: Germany: BUNT; Italy: ITLT; Japan: JGBT). For Japan, Deutsche Bank has also designed a short ETN (ticker: JGBS) and 3x short ETN (ticker: JGBD). With db-X's U.S. Treasury ETNs (tickers: LBND and SBND) investors can take a leveraged view, long or short, on the performance of long dated U.S. Treasury bond futures.
To learn more about how db-X deploys Deutsche Bank's vast expertise and experience to reveal unique opportunities in sovereign debt ETNs, click on the sovereign debt products below for all the details. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

BUNL
ETN

PowerShares DB German Bund Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $8,250,900

Download Prospectus »

The PowerShares DB German Bund Futures ETN (Symbol: BUNL) is part of the "PowerShares DB German Bund Futures ETNs" collection. PowerShares DB German Bund Futures ETNs are the first exchange- traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a German bond futures index.

The PowerShares DB German Bund Futures Exchange Traded Notes are based on the DB USD Bund Futures Index (the "Bund Futures Index") which is intended to measure the performance of a long position in Euro-Bund Futures.

Index	DB USD Bund Futures Index
Yearly Investor Fee	0.50%

Market price 28-Jan-2013 03:50 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

BUNT
ETN

PowerShares DB 3x German Bund Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $11,260,479

Download Prospectus »

The PowerShares DB 3x German Bund Futures Exchange Traded Notes (Symbol: BUNT) is part of the "PowerShares DB German Bund Futures ETNs" collection. PowerShares DB German Bund Futures ETNs are the first exchange- traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a German bond futures index.

The PowerShares DB German Bund Futures ETNs are based on the DB USD Bund Futures Index (the "Bund Futures Index") which is intended to measure the performance of a long position in Euro-Bund Futures.

Index	DB USD Bund Futures Index
Yearly Investor	0.95%

Fee 0.95%

Market price 28-Jan-2013 02:38 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

DEFL ETN

PowerShares DB Deflation ETN

Inception Date 12/05/2011 - **Total Notes Outstanding** $3,721,272

Download Prospectus »

The PowerShares DB US Deflation ETN (Symbol: DEFL) (the "Deflation ETNs") is the first exchange-traded product to provide investors with direct exposure to US deflation expectations.

The Deflation Exchange Traded Notes are based on the DBIQ Duration-Adjusted Deflation Index (the "short inflation index") which is intended to capture movements, whether up or down, in US deflation expectations.

Index	DBIQ Duration-Adjusted Deflation Index
Yearly Investor Fee	0.75%

Market price 15-Jan-2013 02:15 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

INFL ETN

PowerShares DB Inflation ETN

Inception Date 12/05/2011 - **Total Notes Outstanding** $4,104,576

Download Prospectus »

The PowerShares DB US Inflation ETN (Symbol:INFL)(the "Inflation ETNs") is the first exchange-traded product to provide investors with direct exposure to US inflation expectations.

The Inflation Exchange Traded Notes are based on the DBIQ Duration-Adjusted Inflation Index (the "long inflation index") which is intended to capture movements, whether up or down, in US inflation expectations.

Index	DBIQ Duration-Adjusted Inflation Index
Yearly Investor Fee	0.75%

Market price 29-Jan-2013 09:30 AM	Change	Volume
$0.00	$0.00 (0.00%)	0

ITLT ETN

PowerShares DB 3x Italian Treasury Bond Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $11,317,215

Download Prospectus »

The PowerShares DB 3x Italian Treasury Bond Futures ETN (Symbol: ITLT) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures Exchange Traded Notes are the first exchange- traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index.

The PowerShares DB BTP Futures ETNs are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.

Index	DB USD BTP Futures Index
Yearly Investor Fee	0.95%

Market price 25-Jan-2013 03:18 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

ITLY ETN

PowerShares DB Italian Treasury Bond Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $8,498,420

Download Prospectus »

The PowerShares DB Italian Treasury Bond Futures ETN (Symbol: ITLY) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures Exchange Traded Notes are the first exchange- traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index.

The PowerShares DB BTP Futures ETNs are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.

Index	DB USD BTP Futures Index
Yearly Investor Fee	0.50%

Market price 29-Jan-2013 01:57 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

JGBD ETN

PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

Inception Date 11/08/2011 - **Total Notes Outstanding** $20,473,727

Download Prospectus »

The PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN (Symbol: JGBD) is part of the "PowerShares DB Inverse JGB Futures ETN" collection. PowerShares DB Inverse JGB Futures Exchange Traded Notes are the first exchange-traded products to provide investors with short leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index.

Index	DB USD Inverse JGB Futures Index
Yearly Investor Fee	0.95%

Market price 29-Jan-2013 03:59 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

JGBL ETN

PowerShares DB Japanese Govt Bond Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $5,201,000

Download Prospectus »

PowerShares DB Japanese Govt Bond Futures ETN (Symbol: JGBL) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures Exchange Traded Notes are the first exchange-traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

The PowerShares DB JGB Futures ETNs are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures.

Index	DB USD JGB Futures Index
Yearly Investor Fee	0.50%

Market price 08-Jan-2013 11:07 AM	Change	Volume
$0.00	$0.00 (0.00%)	0

JGBS ETN

PowerShares DB Inverse Japanese Govt Bond Futures ETN

Inception Date 11/08/2011 - **Total Notes Outstanding** $22,843,175

Download Prospectus »

The PowerShares DB Inverse Japanese Govt Bond Futures ETN (Symbol: JGBS) is part of the "PowerShares DB Inverse JGB Futures ETN" collection. PowerShares DB Inverse JGB Futures Exchange Traded Notes are the first exchange-traded products to provide investors with short leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index.

Index	DB USD Inverse JGB Futures Index
Yearly Investor Fee	0.50%

Market price 29-Jan-2013 03:30 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

JGBT ETN

PowerShares DB 3x Japanese Govt Bond Futures ETN

Inception Date 03/22/2011 - **Total Notes Outstanding** $4,534,000

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The PowerShares DB 3x Japanese Govt Bond Futures ETNs (Symbol: JGBT) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures Exchange Traded Notes are the first exchange-traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

The PowerShares DB JGB Futures ETNs are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures.

Index	DB USD JGB Futures Index
Yearly Investor Fee	0.95%

Market price 28-Jan-2013 10:09 AM	Change	Volume
$0.00	$0.00 (0.00%)	0

LBND ETN

PowerShares DB 3x Long 25+ Year Treasury Bond ETN

Inception Date 06/28/2010 - **Total Notes Outstanding** $29,598,103

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The PowerShares DB 3x Long 25+ Year Treasury Bond ETN (Symbol: LBND) is part of the "PowerShares DB U.S. Treasury ETN" collection. PowerShares DB U.S. Treasury Exchange Traded Notes are the first exchange-traded products that provide investors with a cost- effective and convenient way to take a leveraged view on the performance of a U.S. Treasury bond futures index.

The PowerShares DB U.S. Treasury ETNs are based on the DB Long U.S. Treasury Bond Futures Index and the DB Short U.S. Treasury Bond Futures Index, which measure the performance of a long or short investment in the CBOT Ultra T-Bond futures.

Index	DB Long U.S. Treasury Bond Futures Index
Yearly Investor Fee	0.95%

Market price 29-Jan-2013 01:08 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

SBND ETN

PowerShares DB 3x Short 25+ Year Treasury Bond ETN

Inception Date 06/28/2010 - **Total Notes Outstanding** $39,501,595

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The PowerShares DB 3x Short 25+ Year Treasury Bond ETN (Symbol: SBND) is part of the "PowerShares DB U.S. Treasury ETN" collection. PowerShares DB U.S. Treasury Exchange Traded Notes are the first exchange-traded products that provide investors with a cost- effective and convenient way to take a leveraged view on the performance of a U.S. Treasury bond futures index.

The PowerShares DB U.S. Treasury ETNs are based on the DB Long U.S. Treasury Bond Futures Index and the DB Short U.S. Treasury Bond Futures Index, which measure the performance of a long or short investment in the CBOT Ultra T-Bond futures.

Index	DB Short U.S. Treasury Bond Futures Index
Yearly Investor Fee	0.95%

Market price 29-Jan-2013 03:57 PM	Change	Volume
$0.00	$0.00 (0.00%)	0

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the offering of exchange-traded notes (ETN's) to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

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Prospectuses and Fact Sheets

Currency Hedged ETFs | Commodity & Currency ETFs | ETNs | Target Date ETFs

Symbol	Product Name	Offering Documents	XBRL	Fact Sheet
ADZ	PowerShares DB Agriculture Short ETN	PDF	n/a	PDF
AGA	PowerShares DB Agriculture Double Short ETN	PDF	n/a	PDF
AGF	PowerShares DB Agriculture Long ETN	PDF	n/a	PDF
BDD	PowerShares DB Base Metals Double Long ETN	PDF	n/a	PDF
BDG	PowerShares DB Base Metals Long ETN	PDF	n/a	PDF
BOM	PowerShares DB Base Metals Double Short ETN	PDF	n/a	PDF
BOS	PowerShares DB Base Metals Short ETN	PDF	n/a	PDF
BUNL	PowerShares DB German Bund Futures ETN	PDF	n/a	PDF
BUNT	PowerShares DB 3x German Bund Futures ETN	PDF	n/a	PDF
DAG	PowerShares DB Agriculture Double Long ETN	PDF	n/a	PDF
DDP	PowerShares DB Commodity Short ETN	PDF	n/a	PDF
DEE	PowerShares DB Commodity Double Short ETN	PDF	n/a	PDF
DEFL	PowerShares DB Deflation ETN	PDF	n/a	PDF
DGP	PowerShares DB Gold Double Long ETN	PDF	n/a	PDF
DGZ	PowerShares DB Gold Short ETN	PDF	n/a	PDF
DPU	PowerShares DB Commodity Long ETN	PDF	n/a	PDF
DTO	PowerShares DB Crude Oil Double Short ETN	PDF	n/a	PDF
DYY	PowerShares DB Commodity Double Long ETN	PDF	n/a	PDF
DZZ	PowerShares DB Gold Double Short ETN	PDF	n/a	PDF
INFL	PowerShares DB Inflation ETN	PDF	n/a	PDF
ITLT	PowerShares DB 3x Italian Treasury Bond Futures ETN	PDF	n/a	PDF
ITLY	PowerShares DB Italian Treasury Bond Futures ETN	PDF	n/a	PDF
JGBD	PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN	PDF	n/a	PDF
JGBL	PowerShares DB Japanese Govt Bond Futures ETN	PDF	n/a	PDF

JGBS	PowerShares DB Inverse Japanese Govt Bond Futures ETN	PDF	n/a	PDF
JGBT	PowerShares DB 3x Japanese Govt Bond Futures ETN	PDF	n/a	PDF
LBND	PowerShares DB 3x Long 25+ Year Treasury Bond ETN	PDF	n/a	PDF
OLO	PowerShares DB Crude Oil Long ETN	PDF	n/a	PDF
SBND	PowerShares DB 3x Short 25+ Year Treasury Bond ETN	PDF	n/a	PDF
SZO	PowerShares DB Crude Oil Short ETN	PDF	n/a	PDF
UDNT	PowerShares DB 3x Short US Dollar Index Futures ETN	PDF	n/a	PDF
UUPT	PowerShares DB 3x Long US Dollar Index Futures ETN	PDF	n/a	PDF

The investments are not suitable for all investors. There are risks associated with investing including possible loss of principal. Carefully consider each product's investment objectives, risk factors, and fees and expenses before investing. For further discussion of the risks associated with an investment in a product please read the product's offering documents, which may be obtained by calling 1-877-369-4617 or by clicking here. Read the offering documents carefully before investing.

The "db-X" branded funds are registered with the United States Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 and are distributed by ALPS Distributors, Inc. ("ALPS").

The "PowerShares DB" branded funds (the "PowerShares DB funds"), notes (the "ETNs") and the exchange-traded funds (the "ETFs") are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and are not subject to regulation thereunder. Certain of the PowerShares DB ETFs are registered with the SEC under the Securities Act of 1933, as amended, and are distributed by ALPS Distributors, Inc. ("ALPS"). This material must be accompanied or preceded by a prospectus. Please read the prospectus carefully before investing. To download a copy of each fund's offering document please visit www.dbxus.com

In relation to the ETNs, Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the ETN offerings. Before investing, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and these offerings. You may get these documents by clicking here or via EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in these offerings.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection and are not suitable for all investors.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month and the amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the respective index during the term of the ETNs. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount (the amount you invested) is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.In addition to the normal risks associated with investing, narrowly focused investments, investments in smaller companies and investments in single countries typically exhibit higher volatility. International investments may involve risk of capital loss from unfavorable fluctuations in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Bonds and bond products will decrease in value as interest rates rise.

Certain products invest directly in commodities and futures or seek to track exposure thereto. Commodities and futures generally are volatile and are not suitable for all investors. You may lose your principal and these products will be successful only if significant losses are avoided. Carefully consider each product's investment objectives, risk factors and fees before investing. Products focusing on a single sector generally experience greater volatility. Please review the prospectus for break-even figures for the commodity based products.

The products may be sold throughout the day on the exchange through any brokerage account. However, investments in the products may only be created/redeemed in very large creation/redemption units or subject to restrictions on the minimum number of units that you may redeem directly with Deutsche Bank as described in each product's offering document. **There can be no assurance that an active trading market for any of these products will develop or be maintained.**

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Invesco Distributors, Inc. will be compensated by Deutsche Bank or its affiliates for providing these marketing services. Neither firm is affiliated with Deutsche Bank.

Not FDIC Insured — No Bank Guarantee — May Lose Value